UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Sturm, Ruger & Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2026

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Cooperation Agreement with Beretta Holding S.A.

On May 2, 2026, Sturm Ruger & Company, Inc. (“Ruger” or the “Company”) entered into an agreement (the “Agreement”) with Beretta Holding S.A. (“Beretta Holding”), regarding Beretta Holding’s shareholding in the Company, matters related to the composition of the Company’s board of directors (the “Board”) and certain other matters. Pursuant to the Agreement, Beretta Holding has irrevocably withdrawn its February 24, 2026 notice to the Company of Beretta Holding’s intent to nominate certain individuals to stand for election to the Board at Ruger’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), and agreed to immediately cease all solicitation efforts in connection with the 2026 Annual Meeting. The sole candidates for election as directors at the Company’s 2026 Annual Meeting will be the Board’s nine originally-recommended candidates.

Beretta Holding’s Right to Designate Up to Two Ruger Board Seats Following the 2026 Annual Meeting

From five (5) business days following the later of the 2026 Annual Meeting and the date of receipt of the applicable approval of the Committee on Foreign Investment in the United States (“CFIUS Approval”), Beretta Holding will have the right, until the Standstill End Date, to designate up to two directors to Ruger’s Board (“Beretta Holding Directors”) that have been approved by the Board and are independent from both Ruger and, unless the Board otherwise so permits, Beretta Holding and certain related persons (the “Beretta Holding Group”). Ruger further agreed that, subject to the prior receipt of CFIUS Approval (and provided that the Standstill End Date has not occurred), the Board will nominate the Beretta Holding Directors for election to the Board at the Ruger’s 2027 annual meeting and Ruger’s 2028 annual meeting and will recommend, support and solicit proxies for the election of the Beretta Holding Directors at Ruger’s 2027 annual meeting and Ruger’s 2028 annual meeting in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other director nominees up for election at such meetings. The Beretta Holding Directors, once seated, will each be entitled to membership on one Board committee determined by the Board and will be given the same due consideration for membership on other Board committees as any other independent director.

If any Beretta Holding Director (or any replacement director thereof) is unable or unwilling to serve as a director or ceases to be a director for any reason at any time prior to Ruger’s 2029 annual meeting, then (provided the Standstill End Date has not occurred) Beretta Holding has the right to recommend a substitute person to serve on the Board who meets certain qualifications and has been approved by the Board in accordance with the terms and procedures set forth in the Agreement.

The obligation of the Company to appoint, support for election and grant replacement rights in respect of Beretta Holding Directors is also subject to Beretta Holding’s compliance with the Agreement in all materials respects and to the Beretta Holding Group maintaining certain minimum beneficial ownership levels of the Company’s common stock, par value $1.00 per share (“Common Stock”). Those minimum beneficial ownership levels are (i) beneficial ownership of 20% of the Common Stock for two Beretta Holding Directors and (ii) beneficial ownership of 15% of the Common Stock for one Beretta Holding Director, but are subject to an initial grace period following the execution of the Agreement and to further 30-day grace periods in the event that the Beretta Holding Group’s beneficial ownership of Common Stock falls below one or both of those levels solely due to certain dilutive issuances by the Company.Beretta Holding Directors are further required to immediately resign from the Board in the event that they cease to be independent from the Beretta Holding Group without the Board’s consent or in the event that Beretta Holding is finally determined by a court of competent jurisdiction to have breached the Agreement in any material respect.

The “Standstill End Date” is the earlier of (i) 30 days prior to the deadline under Ruger’s bylaws to nominate directors for Ruger’s 2029 annual meeting and (ii) only if CFIUS Approval has not been received by such date (and the failure to receive CFIUS Approval by such date is not in whole or in part the result of a failure by a member of the Beretta Holding Group to diligently pursue CFIUS Approval), 30 days prior to the deadline under Ruger’s bylaws to nominate directors for Ruger’s 2027 annual meeting.

Perpetual Beretta Holding Ownership Cap

Effective as of the execution of the Agreement, the Beretta Holding Group and certain additional related persons will be subject to a perpetual aggregate beneficial ownership cap equal, initially, to 10% of Ruger’s issued and outstanding voting securities (the “Independent Ownership Limit”). Following (i) the receipt of applicable regulatory approvals, including the receipt of CFIUS Approval and any other applicable approvals identified by the parties, and (ii) the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvement Act of 1976 (the “HSR Act”) (all of the foregoing, collectively, the “Regulatory Conditions”), the Independent Ownership Limit increases to 25% of Ruger’s issued and outstanding voting securities. Without limiting the Company’s other remedies, in the event that, for any reason, the Beretta Holding Group and certain additional related persons at any time beneficially owns Ruger’s securities in excess of the Independent Ownership Limit, including in the event of Company buybacks, they are required to dispose of those excess securities within a defined period and to vote those excess shares in accordance with the Board’s recommendation until they are disposed of.

Beretta Holding’s Obligation to Commence Partial Tender Offer Following Satisfaction of Regulatory Conditions

No later than the later of (i) 45 days after the date on which the Regulatory Conditions have been satisfied and (ii) 40 calendar days after Ruger has either terminated or accelerated the expiration date of its Rights Agreement, dated as of October 14, 2025, between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agreement”) or amended the Rights Agreement in such a manner as to permit the Beretta Holding Group to collectively have beneficial ownership of a percentage of shares of Common Stock equal to the Independent Ownership Limit, Beretta Holding is, subject to certain conditions, required to commence a tender offer to acquire up to the lesser of 15.05% of Ruger’s then issued and outstanding Common Stock and 2,400,184 shares of Ruger’s issued and outstanding Common Stock, for a cash price per share of not less than $44.80 (the “Tender Offer”), and on such other terms and conditions as are provided in or permitted by the Agreement. Among other things, the Tender Offer may not be subject to a minimum tender condition or a financing condition. Provided that the Tender Offer complies with the Agreement, and further subject to the Board’s fiduciary duties and Beretta Holding’s compliance with the Agreement in all material respects, the Board has agreed until the Standstill End Date not to make a recommendation that Company stockholders not tender into the Tender Offer. The Tender Offer has not yet commenced.

Prior to the consummation of the Tender Offer, the Beretta Holding Group and certain additional related persons may not obtain beneficial ownership of Company voting securities that, taken together with the Common Stock required to be sought by Beretta Holding in the Tender Offer, would result in such persons having beneficial ownership of Company voting securities in excess of the Independent Ownership Limit.

Preemptive Rights

Until the Standstill End Date, subject to Beretta Holding’s compliance with the Agreement in all material respects, the Company has agreed to use reasonable best efforts to offer Beretta Holding the opportunity to participate in issuances of Ruger Common Stock that are made for cash, on substantially the same terms as are offered to other subscribers of such issuance, in such proportion as would be required to permit Beretta Holding to maintain a percentage ownership of Common Stock that is equal to the percentage ownership of Common Stock by Beretta Holding immediately prior to such issuance. Such obligation is subject to certain exceptions, including in connection with issuances (i) in which the Company receives consideration other than cash, (ii) in connection with any direct or indirect acquisition by the Company of another business or certain other M&A transactions, (iii) in connection with issuances to Ruger officers, directors or employees, (iv) pursuant to any shareholder rights plan or (v) certain pre-existing obligations of the Company.

Affirmative Voting Obligation Until Standstill End Date

Until the Standstill End Date and subject to the mirror voting obligations described below, as well as Ruger’s compliance in all material respects with certain obligations under the Agreement related to the approval and seating of Beretta Holding Directors, the members of the Beretta Holding Group are required to vote all Ruger voting securities beneficially owned by them at all stockholder meetings (i) in favor of the Company’s director nominees, (ii) against the election of any directors that have not been nominated by the Company and (iii) in accordance with the Board’s recommendation with respect to any other proposal presented at such meeting, other than non-director proposals that either receive an “against” recommendation from either ISS or Glass Lewis or that constitute Extraordinary Transactions. As defined in the Agreement, “Extraordinary Transactions” means (i) any merger (other than any internal reorganization) in which Ruger is not the direct or indirect acquiring party, (ii) any merger (other than any internal reorganization) in which Ruger is a direct or indirect acquiring party and the merger consideration includes Ruger voting securities or (iii) any sale of all or substantially all assets of Ruger, in the case of any of the foregoing, to which no member of the Beretta Holding Group is a party.

Perpetual Mirror Voting Obligation

The Beretta Holding Group is also subject to a perpetual obligation to vote all Ruger voting securities beneficially owned by them above a “mirror voting threshold”, “for” and “against” matters (other than Extraordinary Transactions) in the same proportion as non-Beretta Holding-related stockholders vote on such matters. The mirror voting threshold is set at 10% of Ruger’s issued and outstanding voting securities until the Standstill End Date, and increases to 20% of Ruger’s issued and outstanding voting securities after the Standstill End Date.

Standstill Period

Subject to Ruger’s compliance in all material respects with certain obligations under the Agreement related to the approval and seating of Beretta Holding Directors, the Agreement also requires the Beretta Holding Group and certain additional related persons to comply with customary standstill obligations, subject to customary carve-outs, until the Standstill End Date.

Conflict Transactions

In addition, pursuant to the Agreement, for so long as (i) the Beretta Holding Group and certain additional related persons beneficially own 10% or more of the Company’s outstanding voting securities or (ii) a director that was appointed, designated or recommended by any of them continues to serve on the Board, any “Restricted Transaction” between the Company and its subsidiaries on the one hand, and any member of the Beretta Holding Group or certain additional related persons on the other hand, is required to be negotiated with and approved by a special committee of independent directors that are also independent from the Beretta Holding Group. Additionally, if any such transaction is an Extraordinary Transaction, it is further subject to approval during such same period by a majority of the disinterested stockholders of the Company. “Restricted Transaction” means any tender or exchange offer, merger, consolidation, acquisition, scheme, arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or a substantial portion of the Company’s assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any of their respective securities.

Potential Commercial Collaborations

In addition, the Agreement contemplates that the Company and Beretta Holding will seek to identify and explore, on a non-binding basis, potential avenues for future commercial cooperation, which could potentially include, among other things, potential opportunities with respect to sales, supply chains, sourcing and manufacturing.

Other

The Agreement also includes, among other provisions, (i) a regulatory cooperation covenant requiring the parties to use reasonable best efforts to identify and obtain the applicable regulatory approvals, with neither party being required to agree to any “burdensome conditions” in connection with any such approvals, (ii) a mutual release from certain pre-closing claims, (iii) a mutual non-disparagement obligation that applies until the Standstill End Date, (iv) transfer restrictions applicable any time that members of the Beretta Holding Group beneficially own at least 5% of Ruger’s issued and outstanding Common Stock and (v) anti-circumvention protections benefitting the Company.

The Agreement terminates immediately upon the consummation of any transaction (other than an internal reorganization) that results in all of the equity securities of the Company ceasing to be listed on any national securities exchange.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference

Item 7.01 Regulation FD Disclosure

On May 4, 2026, the Company and Beretta Holding issued a joint press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement, dated as of May 2, 2026, by and among Sturm Ruger & Company, Inc. and Beretta Holding S.A.
99.1	Joint Press Release issued by Sturm Ruger & Company, Inc. and Beretta Holding S.A., dated May 4, 2026.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit

Cautionary Note Regarding Forward Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance. Such statements also include, among others, statements with respect to the continued execution and/or future success of the 2030 Plan and/or the future performance of the Company pursuant to the 2030 Plan or otherwise, statements with respect to the potential future commencement of a tender offer (and on what timing and terms), statements with respect to the performance of Ruger and Beretta Holding of their respective obligations pursuant to the Agreement and statements with respect to whether any regulatory approvals referred to herein will be received and if so, on what terms and timing. The forward-looking statements in this communication are based upon the current beliefs, assumptions and expectations of Ruger and are subject to significant risks and uncertainties, including without limitation, market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against Ruger, the impact of future firearms control, environmental legislation and accounting estimates and the performance by Ruger and Beretta Holding of their respective obligations pursuant to the Agreement (and, with respect to any regulatory approvals, any matters related to Beretta Holding or its related persons), any one or more of which could cause actual results to differ materially from those projected. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained herein because of a variety of other factors, including without limitation those detailed in Ruger’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other filings made by Ruger with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Ruger expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in beliefs, assumptions or expectations or any change in events, conditions or circumstances on which any such statements are based.

Important Information and Where to Find It

Ruger has filed a definitive proxy statement and proxy card with the SEC in connection with its solicitation of proxies from the Company’s stockholders for Ruger’s 2026 Annual Meeting of Stockholders (the “Proxy Statement”). This press release is not a substitute for such proxy statement. RUGER STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY RUGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Ruger free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the “Corporate” section of the Company’s website at www.ruger.com/corporate.

The tender offer described herein has not commenced. This communication is for informational purposes only and is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for any tender offer materials that Beretta Holding or the Company will be required to file with the SEC if the tender offer commences. If the tender offer is commenced, Beretta Holding will be required to file a Tender Offer Statement on Schedule TO with the SEC, and the Company will be required to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE COMPANY’S SECURITY HOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING ANY OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND ANY OTHER TENDER OFFER DOCUMENTS) AND THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER, IF THE TENDER OFFER COMMENCES. IF THE TENDER OFFER IS COMMENCED, BERETTA HOLDING’S TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE RELATED EXHIBITS) AND THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. IN ADDITION, IF THE TENDER OFFER IS COMMENCED, (I) THE TENDER OFFER MATERIALS THAT ARE FILED BY BERETTA HOLDING WITH THE SEC WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE FROM THE INFORMATION AGENT FOR THE TENDER OFFER AND (II) THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY FREE OF CHARGE BY THE COMPANY.

Certain Information Regarding Participants

Ruger and its directors and certain of its executive officers are deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Ruger in connection with the matters to be considered at Ruger’s 2026 Annual Meeting of Stockholders. Information regarding the names of Ruger’s executive officers and directors and their respective interests in Ruger by security holdings or otherwise is set forth in Ruger’s definitive Proxy Statement for the 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2026, which is available here, including under the headings “Proposal No. 1 – Election of Directors”, “Director Nominees”, “The Board of Directors, its Committees and Policies”, “Committees of the Board”, “Director Compensation”, “Beneficial Ownership Of Directors And Management Table”, “Certain Relationships And Related-Party Transactions”, “Proposal No. 3 – Advisory Vote on Compensation of Named Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation”, “Potential Payments Upon Termination Or Change In Control”, “Potential And Actual Payments Under Severance Agreements Table”, “Pension Plans”, “Chief Executive Officer Pay Ratio”, “Pay Versus Performance (PVP)” and “Annex B – Supplemental Information Regarding Participants in the Solicitation”. To the extent holdings of such persons in the Company’s securities change following the amounts described in the definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Ruger are also available free of charge by accessing the “Corporate” section of the Company’s website at www.ruger.com/corporate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/s/ Sarah F. Colbert
Name:	Sarah F. Colbert
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 4, 2026